Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares (as defined in Schedule 13D), par value of $0.00001 per share, of First High-School Education Group Co., Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: March 12, 2025

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Shaowei Zhang

/s/ Shaowei Zhang

Visionsky Group Limited

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Director

Long-Spring Education Technology Limited

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Director

Long-Spring Education Management Limited

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Director

Long-Spring Education Consulting Limited

By:	/s/ Shaowei Zhang
Name:	Shaowei Zhang
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Long-Spring Education International Limited

By:	/s/ Minglin Wu
Name:	Minglin Wu
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Yu Wu

/s/ Yu Wu

Brightenwit Group Limited

By:	/s/ Yu Wu
Name:	Yu Wu
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Spring River Greater China Fund

By:	/s/ Pengwei Luo
Name:	Pengwei Luo
Title:	Director

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